Exhibit 99.1

Western Digital Reports Fiscal Second Quarter 2022 Financial Results

News Summary
•Second quarter revenue was $4.83 billion, up 23% year-over-year (YoY). Cloud revenue increased by 89%, Client revenue declined by 1%, and Consumer revenue remained flat YoY.
•Second quarter GAAP earnings per share (EPS) was $1.79 and non-GAAP EPS was $2.30. Non-GAAP EPS included $70 million in COVID-related expenses.
•Generated operating cash flow of $666 million and free cash flow of $407 million.
•Completed debt refinancing transaction and reduced gross debt balance to $7.40 billion.
•Expect fiscal third quarter 2022 revenue to be in the range of $4.45 billion to $4.65 billion with non-GAAP EPS in the range of $1.50 to $1.80.

SAN JOSE, Calif., — January 27, 2022 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal second quarter 2022 financial results.

“I’m proud of the Western Digital team for delivering another quarter of strong results that exceeded guidance, even in the midst of ongoing supply chain disruptions and COVID-related challenges,” said David Goeckeler, Western Digital CEO. “While we continue to experience strong demand across our end markets, these challenges continue to present a headwind to near-term results. We’ve executed well in building a solid foundation for future profitable growth driven by innovative products within our flash and hard drive businesses. As these transitory headwinds subside, we expect to emerge in a stronger position to drive better through-cycle results, creating value for our shareholders, employees and customers."

Western Digital Reports Fiscal Second Quarter 2022 Financial Results

Q2 2022 Financial Highlights

	GAAP			Non-GAAP

	Q2 2022	Q1 2022	Q/Q	Q2 2022	Q1 2022	Q/Q
Revenue ($M)	$4,833	$5,051	down 4%	$4,833	$5,051	down 4%
Gross Margin	32.8%	33.0%	down 0.2 ppt	33.6%	33.9%	down 0.3 ppt
Operating Expenses ($M)	$856	$887	down 3%	$741	$761	down 3%
Operating Income ($M)	$727	$778	down 7%	$882	$952	down 7%
Net Income ($M)	$564	$610	down 8%	$724	$787	down 8%
Earnings Per Share	$1.79	$1.93	down 7%	$2.30	$2.49	down 8%

	GAAP			Non-GAAP

	Q2 2022	Q2 2021	Y/Y	Q2 2022	Q2 2021	Y/Y
Revenue ($M)	$4,833	$3,943	up 23%	$4,833	$3,943	up 23%
Gross Margin	32.8%	24.3%	up 8.5 ppt	33.6%	26.4%	up 7.2 ppt
Operating Expenses ($M)	$856	$802	up 7%	$741	$696	up 6%
Operating Income ($M)	$727	$158	up 360%	$882	$343	up 157%
Net Income ($M)	$564	$62	up 810%	$724	$212	up 242%
Earnings Per Share	$1.79	$0.20	up 795%	$2.30	$0.69	up 233%

The company generated $666 million in cash flow from operations, made a total debt repayment of $2.21 billion, issued $1.00 billion in notes and ended the quarter with $2.53 billion of total cash and cash equivalents. During the quarter, the company fully repaid the remaining balance of its Term-Loan B-4 in an amount of $943 million, and repaid $1.27 billion on its Term-Loan A-1. In addition, the company closed a public offering of $1.00 billion aggregate principal amount in senior unsecured notes, bringing total gross debt outstanding to $7.40 billion at the end of the fiscal second quarter.

Additional details can be found within the company’s earnings presentation, which is accessible online at investor.wdc.com.

Western Digital Reports Fiscal Second Quarter 2022 Financial Results

New End Market Summary

Revenue ($M)	Q2 2022	Q1 2022	Q/Q	Q2 2021	Y/Y
Cloud	$1,920	$2,225	down 14%	$1,014	up 89%
Client	$1,854	$1,853	-	$1,869	down 1%
Consumer	$1,059	$973	up 9%	$1,060	-
Total Revenue	$4,833	$5,051	down 4%	$3,943	up 23%

Cloud represented 40% of total revenue. Supply chain disruptions impacted cloud hard drive deployments at certain customers, which led to a sequential decline in exabyte shipments in the fiscal second quarter. However, healthy overall demand for capacity enterprise drives, along with Western Digital’s leadership position at the 18 terabyte capacity point, drove a greater than 50% year-over-year increase in exabyte shipments.

Client accounted for 38% of total revenue. The continued ramp of 5G phones helped offset declines in both client SSD and client hard drive revenue. Within mobile, shipments of BiCS5 products into leading 5G smartphones increased over 60% sequentially and 50% year-over-year, led by strong content growth.

Consumer represented 22% of total revenue. With a strong holiday season, retail flash led the sequential growth in Consumer. The WD_BLACK premium SSD product line, optimized for the best gaming experience, continues to gain momentum, with revenue increasing approximately 50% sequentially and doubling in calendar year 2021.

Western Digital Reports Fiscal Second Quarter 2022 Financial Results

Business Outlook for Fiscal Third Quarter of 2022

Three Months Ending April 1, 2022
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$4.45 - $4.65	$4.45 - $4.65
Gross margin	30.0% - 32.0%	30.0% - 32.0%
Operating expenses ($M)	$860 - $880	$750 - $770
Interest and other expense, net ($M)	~$80	~$70
Tax rate	N/A	~11%(2)
Diluted earnings per share	N/A	$1.50 - $1.80
Diluted shares outstanding (in millions)	~318	~318

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $10 million to $20 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; and employee termination, asset impairment and other charges, totaling approximately $100 million to $120 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $120 million to $150 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rate provided is based on a percentage of non-GAAP pre-tax income. Due to differences in the tax treatment of items excluded from our non-GAAP net income and because our tax rate is based on an estimated forecasted annual GAAP tax rate, our estimated non-GAAP tax rate may differ from our GAAP tax rate and from our actual tax rates.

Western Digital Reports Fiscal Second Quarter 2022 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal third quarter of 2022 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital creates environments for data to thrive. As a leader in data infrastructure, the company is driving the innovation needed to help customers capture, preserve, access, and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, our industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements regarding expectations for the company’s business outlook for the fiscal third quarter of 2022; effects of the COVID-19 pandemic; supply chain conditions and constraints; our market position and future financial performance; demand trends and market conditions; and expectations regarding our product portfolio and momentum. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s second quarter ended December 31, 2021 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our substantial level of debt and other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other

Western Digital Reports Fiscal Second Quarter 2022 Financial Results

system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 27, 2021, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update or revise these forward-looking statements to reflect new information or events, except as required by law.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	December 31, 2021	July 2, 2021

ASSETS
Current assets:
Cash and cash equivalents	$2,531	$3,370
Accounts receivable, net	2,743	2,257
Inventories	3,647	3,616
Other current assets	614	514
Total current assets	9,535	9,757
Property, plant and equipment, net	3,367	3,188
Notes receivable and investments in Flash Ventures	1,553	1,586
Goodwill	10,065	10,066
Other intangible assets, net	300	442
Other non-current assets	1,205	1,093
Total assets	$26,025	$26,132

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,022	$1,934
Accounts payable to related parties	389	398
Accrued expenses	1,700	1,653
Accrued compensation	567	634
Current portion of long-term debt	251	251
Total current liabilities	4,929	4,870
Long-term debt	7,057	8,474
Other liabilities	2,021	2,067
Total liabilities	14,007	15,411
Total shareholders’ equity	12,018	10,721
Total liabilities and shareholders’ equity	$26,025	$26,132

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
Revenue, net	$4,833	$3,943	$9,884	$7,865
Cost of revenue	3,250	2,983	6,636	6,001
Gross profit	1,583	960	3,248	1,864
Operating expenses:
Research and development	575	535	1,153	1,090
Selling, general and administrative	279	265	570	521
Employee termination, asset impairment and other charges	2	2	20	25
Total operating expenses	856	802	1,743	1,636
Operating income	727	158	1,505	228
Interest and other expense, net	(81)	(73)	(155)	(146)
Income before taxes	646	85	1,350	82
Income tax expense	82	23	176	80
Net income	$564	$62	$1,174	$2

Income per common share
Basic	$1.81	$0.20	$3.77	$0.01
Diluted	$1.79	$0.20	$3.73	$0.01

Weighted average shares outstanding:
Basic	312	305	311	304
Diluted	315	307	315	305

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended		Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021
Operating Activities
Net income	$564	$62	$1,174	$2
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	242	336	492	710
Stock-based compensation	87	80	163	156
Deferred income taxes	11	(16)	38	(5)
Loss on disposal of assets	1	—	1	1
Amortization of debt issuance costs and discounts	11	10	21	20
Other non-cash operating activities, net	25	(12)	13	(18)
Changes in:
Accounts receivable, net	(298)	264	(486)	546
Inventories	(103)	(220)	(30)	(505)
Accounts payable	137	(29)	96	70
Accounts payable to related parties	11	(10)	(9)	(13)
Accrued expenses	83	101	47	78
Accrued compensation	1	25	(66)	51
Other assets and liabilities, net	(106)	(166)	(267)	(305)
Net cash provided by operating activities	666	425	1,187	788
Investing Activities
Purchases of property, plant and equipment, net	(294)	(207)	(539)	(537)
Activity related to Flash Ventures, net	35	(69)	(17)	94
Strategic Investments and Other, net	2	6	(13)	7
Net cash used in investing activities	(257)	(270)	(569)	(436)
Financing Activities
Employee stock plans, net	56	60	(20)	20
Repayment of debt	(2,212)	(248)	(2,425)	(461)
Proceeds from debt	998	—	998	—
Debt issuance costs	(9)	—	(9)	—
Other	—	(9)	—	(9)
Net cash used in financing activities	(1,167)	(197)	(1,456)	(450)
Effect of exchange rate changes on cash	(1)	3	(1)	6
Net decrease in cash and cash equivalents	(759)	(39)	(839)	(92)
Cash and cash equivalents, beginning of period	3,290	2,995	3,370	3,048
Cash and cash equivalents, end of period	$2,531	$2,956	$2,531	$2,956

WESTERN DIGITAL CORPORATION
Supplemental Operating Segment Results
(in millions; except percentages; unaudited)

	Three Months Ended		Six Months Ended
	December 31, 2021	January 1, 2021	December 31, 2021	January 1, 2021

Net revenue:
HDD	$2,213	$1,909	$4,774	$3,753
Flash	2,620	2,034	5,110	4,112
Total net revenue	$4,833	$3,943	$9,884	$7,865
Gross profit:
HDD	$677	$488	$1,469	$971
Flash	946	551	1,867	1,099
Total gross profit for segments	$1,623	$1,039	$3,336	$2,070
Unallocated corporate items:
Amortization of acquired intangible assets	(26)	(109)	(65)	(254)
Stock-based compensation expense	(14)	(15)	(23)	(27)
Charges related to a power outage incident and related recovery	—	45	—	75
Total unallocated corporate items	(40)	(79)	(88)	(206)
Consolidated gross profit	$1,583	$960	$3,248	$1,864
Gross margin:
HDD	30.6%	25.6%	30.8%	25.9%
Flash	36.1%	27.1%	36.5%	26.7%
Total gross margin for segments	33.6%	26.4%	33.8%	26.3%
Consolidated gross margin	32.8%	24.3%	32.9%	23.7%

Historically, the company had been managed and reported under a single operating segment. Late in the first quarter of fiscal 2021, the company announced a decision to reorganize its business by forming two separate product business units: hard disk drives (“HDD”) and flash-based products (“Flash”). To align with the new operating model and business structure, the company made management organizational changes and implemented new reporting modules and processes to provide discrete information to manage the business. Effective July 3, 2021, management finalized its assessment of its operating segments and now reports two segments: HDD and Flash. In the table above, total gross profit for segments and total gross margin for segments are non-GAAP financial measures, which are also referred to herein as Non-GAAP gross profit and Non-GAAP gross margin, respectively.

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2021	October 1, 2021	January 1, 2021	December 31, 2021	January 1, 2021
GAAP cost of revenue	$3,250	$3,386	$2,983	$6,636	$6,001
Amortization of acquired intangible assets	(26)	(39)	(109)	(65)	(254)
Stock-based compensation expense	(14)	(9)	(15)	(23)	(27)
Charges related to a power outage incident and related recovery	—	—	45	—	75
Non-GAAP cost of revenue	$3,210	$3,338	$2,904	$6,548	$5,795

GAAP gross profit	$1,583	$1,665	$960	$3,248	$1,864
Amortization of acquired intangible assets	26	39	109	65	254
Stock-based compensation expense	14	9	15	23	27
Charges related to a power outage incident and related recovery	—	—	(45)	—	(75)
Non-GAAP gross profit	$1,623	$1,713	$1,039	$3,336	$2,070

GAAP operating expenses	$856	$887	$802	$1,743	$1,636
Amortization of acquired intangible assets	(38)	(39)	(39)	(77)	(78)
Stock-based compensation expense	(73)	(67)	(65)	(140)	(129)
Employee termination, asset impairment and other charges	(2)	(18)	(2)	(20)	(25)
Other	(2)	(2)	—	(4)	—
Non-GAAP operating expenses	$741	$761	$696	$1,502	$1,404

GAAP operating income	$727	$778	$158	$1,505	$228
Cost of revenue adjustments	40	48	79	88	206
Operating expense adjustments	115	126	106	241	232
Non-GAAP operating income	$882	$952	$343	$1,834	$666

GAAP interest and other expense, net	$(81)	$(74)	$(73)	$(155)	$(146)
Convertible debt activity	8	7	7	15	14
Other	5	(1)	(2)	4	(4)
Non-GAAP interest and other expense, net	$(68)	$(68)	$(68)	$(136)	$(136)

GAAP income tax expense	$82	$94	$23	$176	$80
Income tax adjustments	8	3	40	11	42
Non-GAAP income tax expense	$90	$97	$63	$187	$122

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended			Six Months Ended
	December 31, 2021	October 1, 2021	January 1, 2021	December 31, 2021	January 1, 2021
GAAP net income	$564	$610	$62	$1,174	$2
Amortization of acquired intangible assets	64	78	148	142	332
Stock-based compensation expense	87	76	80	163	156
Employee termination, asset impairment and other charges	2	18	2	20	25
Charges related to a power outage incident and related recovery	—	—	(45)	—	(75)
Convertible debt activity	8	7	7	15	14
Other	7	1	(2)	8	(4)
Income tax adjustments	(8)	(3)	(40)	(11)	(42)
Non-GAAP net income	$724	$787	$212	$1,511	$408

Diluted income per common share
GAAP	$1.79	$1.93	$0.20	$3.73	$0.01
Non-GAAP	$2.30	$2.49	$0.69	$4.80	$1.34

Diluted weighted average shares outstanding:
GAAP	315	316	307	315	305
Non-GAAP	315	316	307	315	305

Cash flows
Cash flow provided by operating activities	$666	$521	$425	$1,187	$788
Purchase of property, plant and equipment, net	(294)	(245)	(207)	(539)	(537)
Activity related to flash ventures, net	35	(52)	(69)	(17)	94
Free cash flow	$407	$224	$149	$631	$345

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP gross margin; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude, as applicable, the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to a power outage incident and related recovery, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. In addition, the company may record credits related to gains upon sale of property due to restructuring or reversals of charges recorded in prior periods. These charges or credits are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to a power outage incident and related recovery. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. During fiscal year 2021, the company received recoveries of these losses from its insurance carriers. These charges and recoveries are inconsistent in amount and frequency, and the company believes these charges or recoveries are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because the company believes that they are not indicative of the underlying performance of its ongoing business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

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Contacts:
Western Digital Corp.

Investor Contact:	Media Contact:
T. Peter Andrew	Robin Schultz
949.672.9655	408.573.5043
peter.andrew@wdc.com	robin.schultz@wdc.com
investor@wdc.com